AMENDMENT NUMBER TWO
                                       TO
                              EMPLOYMENT AGREEMENT

         THIS AMENDMENT NUMBER TWO (hereinafter this "Amendment"), made and entered into this 6th day of April, 1999, renews and amends the EMPLOYMENT AGREEMENT made and entered into on the 28th day of February, 1991 (hereinafter, the "Agreement"), by and between American Utilicraft corporation (hereinafter, the "Corporation"), and James S. Carey (hereinafter, "Carey"), pursuant to paragraph 20 of the Agreement, in the following respects:

                                   WITNESSETH:

         1. The term of the Agreement, set forth in paragraph 2 thereof, is renewed for a six (6) year period, that is until February 28, 2005, unless sooner terminated as provided in the Agreement.

         2. The following new paragraphs 5.1 and 5.2 are added to the Agreement:


                  5. The Corporation agrees that it will pay Carey, as a bonus, an additional sum predicated on the sale of certain FF-108O aircraft, and derivative aircraft, on the following basis:


                           (a) For aircraft sold by the Corporation or its
partner or partners, Carey shall be paid one half percent (0.50%) of the gross sale price of aircraft, including optional equipment, sold and delivered by the Corporation to commercial concerns, worldwide, (including commercial air carriers when owned and/or operated by a foreign government) and as, and only as, responsibility for such sales may be assigned, to Carey by the President and Chief Executive Officer.


                           (b) Payments of the commissions payable to Carey
under paragraph (a) above shall be made on the first working day of the month following the month in which the commission on such aircraft sales has been paid to the Corporation by the international joint venture company (?) regardless of whether or not this Agreement is then in effect.

                           (c) Payments of the commissions payable to Carey
under paragraph (b) above shall be made on the first (1st) working day of the month following the month in which aircraft deliveries are made and final payment on such deliveries has been received by the Corporation regardless of whether or not this Agreement is then in effect."


         3. This Amendment consists of two (2) pages, including this signature page.


         IN WITNESS WHEREOF, the Corporation has hereunto signed its name by its Corporate Secretary, for the Board of Directors, and Carey has signed his name, all as of the date and year first above written.



                                        AMERICAN UTILICRAFT CORPORATION


                                        By: /s/ John J. Dupont
                                           ----------------------------------
                                           John J. Dupont
                                           President


                                           /s/ James S. Carey
                                           ----------------------------------
                                           James S. Carey